UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2014

SUGARMADE, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23446	94-300888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2269 Chestnut Street, Suite 925 San Francisco, CA	94123
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888)747-6233

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 6, 2014, the Company accepted the resignation of Dennis Mandell, a director of the Company. Mr. Mandell also served as Chairman of the Board. At a later date, the remaining board members will appoint a new Chairman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUGARMADE, INC.

Date: October 8, 2014	By:	/s/ Clifton Kuok Wai Leung
	Name:	Clifton Kuok Wai Leung
	Title:	Chief Executive Officer